UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 12, 2010 (May 12, 2010)

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

1450 Broadway, 24th Floor
New York, New York 10018

(Address of principal executive offices and zip code)

(212) 582-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On May 12, 2010, the Compensation Committee of the Board of Directors of the Company approved individual non-qualified stock option awards for certain employees of the Company pursuant to the Harris & Harris Group, Inc. 2006 Equity Incentive Plan (the "Plan") at an exercise price of $4.84, the closing price on the Nasdaq Global Market on the grant day.  The awards were also approved by the Board of Directors.

All awards granted to employees vest subject to continued employment with the Company through each applicable vesting date as stated in the award schedule filed herewith as Exhibit 10.1; provided, however, that the options shall become fully vested and exercisable prior to the date or dates in the award schedule if the Board of Directors were to accept an offer for the sale of all or substantially all of the Company’s assets.

The Compensation Committee utilized a third-party compensation advisory firm to assess the competitiveness of the current compensation levels of the named employees of the Company.  As part of this process, the Compensation Committee analyzed the compensation of the named executive officers in light of information regarding the compensation practices of other publicly traded companies and private venture capital and private equity firms, among other factors.  All stock option awards to certain officers, including all the Managing Directors, will be subject to stock retention guidelines while such officer remains an employee of the Company.  Please see the Company's "Compensation Discussion & Analysis" in the Proxy Statement for the 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission for more details about our compensation program.

Generally accepted accounting principles require us to record the fair value of these awards on the date of grant as a component of equity.  The cost associated with the grants will be expensed over the vesting period of the options with a corresponding increase to our additional paid-in capital.  Compensation expense related to the grant of options will increase our total operating expenses and net operating loss.  Because the increase to expenses is offset by an increase to our additional paid-in capital, the granting of options itself has no net impact on our net asset value per share.  If options are exercised, net asset value per share will decrease if the net asset value per share at the time of exercise is higher than the exercise price; conversely, net asset value per share will increase if the net asset value per share at the time of exercise is lower than the exercise price.

Copies of the Plan are available with the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 3, 2006.  The stock option awards will be subject to the terms and conditions provided for in the form of stock option agreement filed as Exhibit 10.11 to the Company’s Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on March 16, 2009.  The award schedule used in connection with the foregoing grant is attached hereto as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Award Schedule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2010	HARRIS & HARRIS GROUP, INC.

	By:	/s/ Douglas W. Jamison
Douglas W. Jamison
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Award Schedule